EX-11

                      SYRATECH CORPORATION AND SUBSIDIARIES
             COMPUTATION OF NET INCOME PER COMMON SHARE (unaudited)
                      (in thousands, except per share data)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                 -------------------------
                                                                                   1997             1996
                                                                                   ----             ----
WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING:
Common stock ...................................................................   8,699             8,674
Common equivalent shares resulting from stock options
   (treasury stock method) .....................................................                         7
                                                                                 --------          --------
          Subtotal .............................................................   8,699             8,681

Adjustment to reflect the requirements of the SEC:
Common equivalent shares resulting from
     stock options (treasury stock method) .....................................     121                97
                                                                                 --------          --------

              Total ............................................................   8,820             8,778
                                                                                 ========          ========

    Net income ................................................................. $   107          $     90
                                                                                 ========         =========

Net income per common share .................................................... $  0.01          $   0.01
                                                                                 ========         =========